Exhibit 10.10

Form of 2024 Incentive Stock Option Award
ENCORE ENERGY CORP.
2024 LONG TERM INCENTIVE PLAN
INCENTIVE STOCK OPTION CERTIFICATE

This Certificate is issued pursuant to the enCore Energy Corp. (the “Company”) 2024 Long Term Incentive Plan (the “Plan”) and evidences that [Participant] (the “Participant”) is the holder of an Incentive Stock Option (the “Option”) to purchase up to [XX] shares of Stock of the Company (the “Shares”) at a purchase price of [Can$X.XX] per Share (the “Exercise Price”). Capitalized terms not explicitly defined in this Certificate but defined in the Plan or the Stock Option Award Agreement shall have the meanings set forth in the Plan or the Stock Option Award Agreement, as applicable.

Subject to the provisions of the Plan and Stock Option Award Agreement:

(a)the “Grant Date” of this Option is [DATE]; and
(b)the “Expiration Date” of this Option is [DATE].

The right to purchase Shares under the Option will vest in the Participant in increments over the term of the Option as follows, subject to the Participant’s continued service as an employee of the Company or an Affiliate (or non-employee director or consultant of the Company or an Affiliate) as provided in the Stock Option Award Agreement:

Vesting Dates	Cumulative Number of Shares which may be Purchased

Participant Acknowledgements: By your signature below or by electronic acceptance, you understand and agree that:
•The Option is governed by this Certificate, and the provisions of the Plan and the Stock Option Award Agreement and the Exercise Notice, all of which are made a part of this document. Unless otherwise provided in the Plan, this Certificate and the Stock Option Award Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•This Certificate and the Option evidenced hereby are not assignable, transferable or negotiable and are subject to the detailed terms and conditions contained in the Plan and Stock Option Award Agreement. This Certificate is issued for convenience only and in the case of any dispute regarding any matter in respect hereof, the provisions of the Plan, Stock Option Award Agreement and the records of the Company shall prevail.
•Since this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonqualified Stock Option.
•You consent to receive this Option Certificate, the Stock Option Award Agreement, the Plan, the Plan prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Participant acknowledges that his or her acceptance of the terms and conditions of the Plan, the Stock Option Award Agreement, the Exercise Notice and this Certificate by his or her signature or electronic acceptance is a condition to the receipt of this Option. As a result, unless otherwise determined by the Board and/or the Committee (or any delegee thereof), in the event Participant does not sign or electronically accept this Certificate within forty-five (45) days of the Grant Date, this Award shall be forfeited and Participant shall have no further rights thereto.

ENCORE ENERGY CORP. By: Signature Title: Date:	PARTICIPANT: Signature Date:
Attachments: Stock Option Award Agreement, 2024 Long Term Incentive Plan, Exercise Notice

ENCORE ENERGY CORP.
2024 LONG TERM INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

As reflected by Participant’s Stock Option Certificate (“Option Certificate”), enCore Energy Corp. (the “Company”) has granted the Participant an option under its 2024 Long Term Incentive Plan (the “Plan”) to purchase a number of Shares at the Exercise Price indicated in the Participant’s Option Certificate (the “Option”). Capitalized terms not explicitly defined in this Agreement but defined in the Option Certificate or the Plan shall have the meanings set forth in the Option Certificate or Plan, as applicable. The terms of the Option as specified in the Option Certificate and this Agreement constitute the Participant’s Award Agreement under the Plan.
The general terms and conditions applicable to Participant’s Option are as follows:
1.Kind of Option. This Option is intended to meet the requirements of an Incentive Stock Option, as indicated in the Option Certificate.
2.Vesting of the Option. Subject to the terms and conditions of the Plan and this Stock Option Award Agreement (the “Agreement”), Participant’s Option will be exercisable with respect to Shares that have or will become vested in accordance with the schedule set forth in the Option Certificate. Notwithstanding anything herein to the contrary, no portion of the Option shall become exercisable prior to the date on which a registration statement on Form S-8 with respect to the Shares has been filed. The treatment of Participant’s Option upon various termination events is set forth in Section 5 below.
3.Term. Participant’s Option will expire at 5:00 p.m. local time in Vancouver, British Columbia on the date that is five (5) years after the Grant Date (the “Expiration Date”). Notwithstanding the foregoing, Participant’s Option will expire earlier if Participant’s service terminates, as described below.
4.Exercise of Option. Participant may generally exercise the vested portion of the Option for whole Shares at any time during its term. In order to exercise the Option, the Participant shall submit to the Committee an Exercise Notice, in the form attached hereto (or such other form as approved by the Committee), together with the Participant’s Option Certificate and a certified check or bank draft payable to “enCore Energy Corp.” in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised; provided, however, if approved by the Committee, Participant may also be eligible to exercise the Option by Net Exercise (for Nonqualified Stock Options only), Cashless Exercise or another approved procedure. Shares shall then be issued by the Company and a Share certificate delivered to the Participant (or, if the Shares are not certificated, the Participant’s name as record owner of the Shares shall be reflected in the books and records of the Company); provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.
5.Impact of Participant’s Termination of Continuous Service on Vesting and Exercisability. Upon termination of the Participant’s continuous service with the Company, the Participant’s right to exercise the Option will be subject to the following rules:
(a)Any Termination Impact on Vesting. In the event that the Participant’s service terminates for any reason, any portion of the Option held by the Participant that is not then vested and exercisable shall terminate and be cancelled immediately upon such termination of service.
(b)Impact on Exercisability.
(i)Termination due to Death. In the event that the Participant’s service is terminated by reason of the Participant’s death, any then-vested portion of the Option may be exercised by the Participant or the Participant’s beneficiary (as designated in accordance with the Plan) at any time during (A) the one (1) year period following the

Participant’s termination of service, or (B) the Expiration Date of the Option, whichever period is shorter. In either case, the Option shall terminate immediately thereafter. The Participant’s beneficiary (as designated in accordance with the Plan) may make a claim for their entitlement to any portion of the deceased Participant’s outstanding Option, provided such claim must be made to the Company within one (1) year of the Participant’s death.
(ii)Termination due to Disability. In the event that the Participant’s service is terminated by reason of the Participant’s Disability, any then-vested portion of the Option may be exercised by the Participant at any time during (A) the one (1) year period following the Participant’s termination of service, or (B) the Expiration Date of the Option, whichever period is shorter. In either case, the Option shall terminate immediately thereafter. “Disability” means a permanent and total disability as defined in Code Section 22(e)(3).
(iii)Termination for Cause. If Participant’s continuous service is terminated for Cause by the Company or an Affiliate, the Participant’s Option will cease being exercisable as of the Participant’s service termination date. “Cause” shall have the meaning assigned to such term in any Company or Affiliate unexpired employment, severance, or similar agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (A) theft, fraud, dishonesty, or misappropriation by the Participant involving the property, business or affairs of the Company or the discharge of Participant’s responsibilities or the exercise of his or her authority, (B) willful misconduct or the willful failure by the Participant to properly discharge his or her responsibilities or to adhere to the policies of the Company, (C) the Participant’s gross negligence in the discharge of his or her responsibilities or involving the property, business, or affairs of the Company to the material detriment of the Company, (D) the Participant’s conviction of a criminal or other statutory offence that constitutes a felony or which has a potential sentence of imprisonment greater than six (6) months or the Participant’s conviction of a criminal or other statutory offence involving, in the sole discretion of the Board, moral turpitude, (E) the Participant’s material breach of a fiduciary duty owed to the Company, (F) the Participant’s breach of any agreement with the Company or Affiliate (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (G) the Participant’s unreasonable refusal to follow the lawful written direction of the Board or the Chair of the Board on any material matter, (H) any conduct of the Participant which, in the reasonable opinion of the Board, is materially detrimental or embarrassing to the Company, or (I) any other conduct by the Participant that would constitute “just cause” as that term is defined at law. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(iv)Other Termination of Service. In the event that the Participant’s service terminates for any reason other than those set forth in Sections 5(b)(i) through (iii), any then-vested portion of the Option may be exercised by the Participant at any time during (A) the ninety (90) day period following the Participant’s termination of service, or (B) the Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.

(v)Special Rules for Incentive Stock Options. To obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Grant Date of each Option and ending on the day three (3) months before the date of each Option’s exercise, the Participant must be an employee of the Company or an Affiliate, except in the event of the Participant’s death or Disability. If the Company provides for the extended exercisability of an Option under certain circumstances for a Participant’s benefit, the Option will not necessarily be treated as an Incentive Stock Option if the Participant exercise the Option more than three (3) months after the date the Participant’s employment terminates.
6.Withholding Obligation. As further provided in Section 10 of the Plan: (a) a Participant may not exercise their Option unless the applicable tax withholding obligations are satisfied, (b) the Company shall not be required to issue Shares or to recognize the disposition of such shares until any withholding tax obligations that arise by reason of exercise or settlement of the Option are satisfied, and (c) at the time the Participant exercises their Option, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with the exercise of the Participant’s Option in accordance with the withholding procedures established by the Company. Accordingly, the Participant may not be able to exercise their Option even though the Option is vested, and the Company shall have no obligation to issue Shares subject to the Participant’s Option, unless and until such obligations are satisfied. In the event that the amount of the Company’s withholding obligation in connection with an Option was greater than the amount actually withheld by the Company, the Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
7.Incentive Stock Option. This Section 7 applies if an Option is intended to qualify as an Incentive Stock Option within the meaning of Code Section 422. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. The Participant understands that in order to obtain the benefits of an Incentive Stock Option, no sale or other disposition may be made of Shares for which Incentive Stock Option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an Incentive Stock Option within the meaning of the Code. The Participant must notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of an Option that occurs within two (2) years after the date of their Option grant or within one (1) year after such Shares are transferred upon exercise of their Option. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.
8.Nontransferability of Awards. The Option granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to the Option granted to the Participant hereunder shall be exercisable during his or her lifetime only by such Participant. Following the Participant’s death, all rights with respect to the Option that were exercisable at the time of the Participant’s death and have not terminated shall be exercised by his or her designated beneficiary, his or her estate, subject to the terms of the Plan.
9.Adjustments. The Shares subject to the Option may be adjusted in any manner as contemplated by Section 8 of the Plan.
10.No Liability for Taxes. As a condition to accepting the Option, the Participant hereby (a) agrees to not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledges that the Participant was advised to consult with their own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so.
11.Requirements of Law. The issuance of Shares pursuant to the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon exercise of any portion of the Option granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
12.No Guarantee of Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof, the Board or its stockholders to terminate the Participant’s service at any time or confer upon the Participant any right to continued service.
13.No Rights as Stockholder. The Participant will not have any of the rights of a stockholder with respect to any Shares unless and until the Company has issued or transferred such Shares to the Participant after the exercise of the Option. As a condition to the Company’s obligation to issue or transfer Shares to the Participant after the exercise of the Option, the Participant shall have paid in full for the Shares as to which he or she exercised the Option.
14.Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
15.Amendments. The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of any Option (but not any vested portion of an Option) in whole or in part, including without limitation, amending the criteria for vesting set forth in the Option Certificate and Section 2 hereof, substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant under the Option without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.
16.Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.
17.Miscellaneous.
(a)Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:
(i)If to the Company:
            enCore Energy Corp.
101 N. Shoreline Blvd, Suite 450
Corpus Christi, TX 78401
Attention: Robert Willette

(ii)If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
(b)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.
(d)Waiver. No waiver of any of any provision of this Agreement will constitute or be deemed to constitute a waiver of any other provision of this Agreement, nor will any such waiver constitute a continuing wavier unless otherwise expressly provided.
(e)Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter. Capitalized terms not explicitly defined in this Agreement but defined in the Option Certificate or the Plan shall have the meanings set forth in the Option Certificate or Plan, as applicable.
(f)Code Section 409A Compliance. This Option is intended to be exempt from the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. To the extent that the Committee determines that any portion of the Option granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause such portion of the Option to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.
(g)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Colombia and the federal laws of Canada, without giving effect to principles of conflicts of law of such state. If the Participant is a U.S. person, or was present in the U.S. at the time the Participant was offered the Option or at the time the Participant received the Option Certificate (the “U.S. Participant”), the U.S. Participant acknowledges and agrees that he or she will remain subject to U.S. securities and tax law notwithstanding this choice of law provision.
(h)Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
(i)Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(j)Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

(k)Acceptance. The Participant hereby acknowledges receipt of a copy of the Option Certificate, the Plan, the Exercise Notice and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions thereof. The Participant acknowledges that there may be adverse tax consequences upon the vesting or exercise of the Option or disposition of the Shares received upon exercise of the Option and that the Participant has been advised to consult a tax advisor prior to such vesting, exercise or disposition.

EXERCISE NOTICE

TO:	Compensation Committee c/o Robert Willette enCore Energy Corp. 101 N. Shoreline Blvd, Suite 450 Corpus Christi, TX 78401

Exercise of Option

The undersigned hereby irrevocably gives notice, pursuant to the 2024 Long Term Incentive Plan (the “Plan”) of enCore Energy Corp. (the “Company”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)all of the Shares; or

(b)_______ of the Shares which are the subject of the Option Certificate attached hereto.

 Calculation of total Exercise Price:

(a)number of Shares to be acquired on exercise:            ________________Shares

(b)times the Exercise Price per Share:                    $_______________

Total Exercise Price:                        $_______________

The Total Exercise Price is being tendered through (complete as applicable):

Certified check or bank draft payable to “enCore Energy Corp.”:	$______________
“Cashless Exercise” solely to the extent such completed in accordance with a procedure approved by the Compensation Committee of the Company’s Board of Directors:	$_____________
Value of _______ Shares pursuant to a Net Exercise procedure approved by the Compensation Committee of the Company’s Board of Directors (only available for Nonqualified Stock Options):	$_____________

The undersigned directs the Company to issue the Shares as follows (check one):

□ Transfer Agent Account
□ Brokerage Account (complete the below)
Broker details:
1.DTC #: ___________________________
2.Broker Name: ______________________
3.Contact at Broker: __________________
4.Telephone: ________________________

The undersigned directs the Company to issue the Shares in the name of the undersigned, to be delivered to the undersigned at the following mailing address:

______________________________________
______________________________________
______________________________________
The undersigned represents and warrants to the Company that the undersigned will not dispose of the Shares received in connection with this exercise in any manner that would involve a violation of applicable law. By this exercise, the undersigned agrees (i) to provide such additional documents as the Company may require to comply with applicable law and (ii) to determine and be responsible for all tax consequences applicable to the undersigned with respect to the Shares.

All capitalized terms, unless otherwise defined in this Exercise Notice, will have the meaning provided in the Plan or Option Certificate and its related Stock Option Award Agreement.

Witness	Signature of Participant

Name of Witness (Print)	Name of Participant (Print)

Email (Print)

Phone Number (Print)

Date (Print)